United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 6, 2008

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
At its Investor Day conference on May 28, 2008, Fidelity National Information Services, Inc. (the “Company” or “FIS”) provided financial guidance for 2008-2011 with respect to consolidated FIS and its wholly-owned subsidiary, Lender Processing Services, Inc. (“LPS”), which FIS has previously announced will be spun off to FIS shareholders. This guidance can be found in the Company’s current report on Form 8-K filed on May 28, 2008. In Item 8.01 below, FIS discloses certain information recently provided to the Company by Bank of America with respect to the scope of services that LPS will provide to Bank of America assuming completion of Bank of America’s merger with Countrywide Financial Corporation. After considering the potential impact of this information on its operations and financial performance, the Company reaffirms its previous guidance for both FIS and LPS.
Item 8.01 Other Events
Fidelity National Information Services, Inc. (the “Company”) today announced the offering by certain selling securityholders of $400 million aggregate principal amount of senior notes due 2016 (the “Notes”) of the Company’s subsidiary, Lender Processing Services, Inc. (“LPS”). LPS is the new holding company for the Company’s lender processing services operations, which, as previously announced, the Company intends to distribute to its stockholders in a tax free spin-off. The Notes will initially be issued by LPS to the Company in exchange for the contribution of lender processing assets, and then exchanged by the Company for certain of the Company’s existing bank debt with the holders thereof (the “Selling Noteholders”). The Selling Noteholders intend to offer the Notes for sale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company’s related press release is attached as Exhibit 99.1.
In the offering memorandum prepared in connection with the Notes offering, LPS discloses that Bank of America has informed the Company, assuming completion of Bank of America’s merger with Countrywide Financial Corporation, that it is leaning towards phasing out the mortgage processing and appraisal services that LPS provides to Bank of America and instead obtaining these services internally. These services together generated approximately 1.4% of FIS consolidated and 4% of LPS revenue in 2007. If this decision becomes final, the Company anticipates that a mortgage processing conversion would take from 12 to 30 months after completion of the merger. The Company has not received any formal notice of termination from Bank of America or been involved in any discussions with them about the mechanics or planning of a mortgage processing or appraisal conversion. It is possible that Bank of America could decide to continue its mortgage processing with LPS (due to greater efficiencies and cost savings LPS may provide as a result of its higher volumes, or due to other factors) or to continue its appraisal services with LPS (due to ramifications from the new appraisal Code of Conduct entered into by Fannie Mae and Freddie Mac or other factors), although no assurance can be given in this regard. The Company is in senior-level discussions with Bank of America about the scope of services LPS will provide to them following completion of such merger and Bank of America has communicated its willingness to work with LPS to potentially expand revenue opportunities in other areas that may offset any phase-out of the mortgage processing and appraisal services.
Forward-Looking Statements
This current report on Form 8-K contains statements related to future events and expectations, and as such, constitute forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the company to be different from those expressed or implied above. FIS expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effects of governmental regulations, the economy, competition, the effects of FIS’s substantial leverage, which may limit the funds available to make acquisitions and invest in its business, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, including, risks related to potential loss of revenue related to the merger of Bank of America and Countrywide Financial Corporation, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, the risk of a downturn in the level of real estate activity, which would adversely affect certain of FIS’s businesses, failure to adapt to changes in technology or in the marketplace, the possibility that the spin-off of LPS will not be completed or not be beneficial to the companies and their shareholders and other risks detailed from time to time in its Form 10-K and other reports and filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1 Press Release dated June 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 9, 2008	By:	/s/ Jeffrey S. Carbiener
Name: Jeffrey S. Carbiener Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 6, 2008